Financial Statements

                                     Golden Retirement
                                     Savings Program

                                     Years ended
                                     December 31, 1998 and 1997

                        Golden Retirement Savings Program

                              Financial Statements

                     Years ended December 31, 1998 and 1997




                                    Contents

Report of Independent Auditors ..........................................  1

Financial Statements

Statements of Net Assets Available for Benefits .........................  2
Statements of Changes in Net Assets Available for Benefits ..............  4
Notes to Financial Statements ...........................................  6



All funds of the Plan are held in a Master Trust.
As a result, supplemental schedules [Line 27(a) and Line 27(d)] are omitted because they are not required under the Department of Labor's Rules and Regulations.

                         Report of Independent Auditors

The Plan Administrator
Golden Retirement Savings Program

We have audited the accompanying statements of net assets available for benefits of Golden Retirement Savings Program (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998 and 1997, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the financial statements taken as a whole. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

April 23, 1999

                        Golden Retirement Savings Program

                 Statements of Net Assets Available for Benefits

                                December 31, 1998



                                                   Parent                             Putnam           Putnam
                                                  Company         Guaranteed          Growth           Global
                                                   Stock             Income         and Income         Growth
                                                   Fund            Contracts           Fund             Fund
                                                  -------        -----------        ----------       ----------

Assets
Investment in Golden Books Publishing
      Company, Inc. Master Retirement
      Trust (Notes 2 and 3)                        $89,615       $11,799,055        $4,853,012       $1,381,025

Receivables:
      Employer contribution receivable                 792             5,038             4,632            1,525
      Participant contribution receivable            2,482            15,069            14,392            4,662
      Interfund transfer receivable (payable)          538             4,863             5,446            2,236
                                                ---------------------------------------------------------------
Total assets                                        93,427        11,824,025         4,877,482        1,389,448


Liabilities
Payable to third parties                                 -            11,304                 -                -
                                                ---------------------------------------------------------------
Net assets available for benefits                  $93,427       $11,812,721        $4,877,482       $1,389,448
                                                ===============================================================




                                                                                       George
                                                     Putnam          Putnam New        Putnam
                                                    Investors      Opportunities       Fund of           Loan
                                                      Fund             Fund            Boston            Fund             Total
                                                   ----------      -------------     ----------      -----------      ------------
Assets
Investment in Golden Books Publishing
      Company, Inc. Master Retirement
      Trust (Notes 2 and 3)                        $3,003,414        $4,951,672      $2,261,871      $1,195,029        $29,534,693

Receivables:
      Employer contribution receivable                  2,429             5,825           1,760               -             22,001
      Participant contribution receivable               7,624            17,894           6,035               -             68,158
      Interfund transfer receivable (payable)           2,226             5,710           1,210         (22,229)                 -
                                                ----------------------------------------------------------------------------------
Total assets                                        3,015,693         4,981,101       2,270,876       1,172,800         29,624,852


Liabilities
Payable to third parties                                    -                 -               -               -             11,304
                                                -----------------------------------------------------------------------------------
Net assets available for benefits                  $3,015,693        $4,981,101      $2,270,876      $1,172,800        $29,613,548
                                                ===================================================================================



See accompanying notes.

                        Golden Retirement Savings Program

                                December 31, 1997



                                                   Parent                             Putnam           Putnam
                                                  Company         Guaranteed          Growth           Global
                                                   Stock            Income          and Income         Growth
                                                    Fund           Contracts           Fund             Fund
                                                  -------        -----------        ----------       ----------
   Assets
   Investment in Golden Books Publishing
   Company, Inc. Master Retirement
   Trust (Notes 2 and 3)                         $734,540        $12,710,822        $4,925,395       $1,391,081

   Receivables:
      Employer contribution receivable              1,046              7,973             7,195            2,391
      Participant contribution receivable           3,718             27,897            21,706            7,102
      Interfund transfer receivable (payable)         712              9,147             6,972            2,688
                                               ----------------------------------------------------------------
                                                    5,476             45,017            35,873           12,181
                                               ----------------------------------------------------------------
   Total assets                                   740,016         12,755,839         4,961,268        1,403,262

   Liabilities
   Payable to third parties                             -             11,304               -                -
                                               ----------------------------------------------------------------
   Net assets available for benefits             $740,016        $12,744,535        $4,961,268       $1,403,262
                                               ================================================================


                                                                                       George
                                                     Putnam          Putnam New        Putnam
                                                    Investors      Opportunities       Fund of           Loan
                                                      Fund             Fund            Boston            Fund             Total
                                                   ----------      -------------     ----------      -----------      ------------
   Assets
   Investment in Golden Books Publishing
   Company, Inc. Master Retirement
   Trust (Notes 2 and 3)                           $2,332,684        $4,590,389      $2,294,164       $1,359,700      $30,338,775

   Receivables:
      Employer contribution receivable                  3,129             7,810           2,706                -           32,250
      Participant contribution receivable               9,081            23,052           8,507                -          101,063
      Interfund transfer receivable (payable)           2,428             6,390           1,663          (30,000)               -
                                                -----------------------------------------------------------------------------------
                                                       14,638            37,252          12,876          (30,000)         133,313
                                                -----------------------------------------------------------------------------------
   Total assets                                     2,347,322         4,627,641       2,307,040        1,329,700       30,472,088

   Liabilities
   Payable to third parties                                 -                -                -                -           11,304
                                                -----------------------------------------------------------------------------------
   Net assets available for benefits               $2,347,322        $4,627,641      $2,307,040       $1,329,700      $30,460,784
                                                ===================================================================================



See accompanying notes.

                        Golden Retirement Savings Program

           Statements of Changes in Net Assets Available for Benefits

                          Year ended December 31, 1998


                                                   Parent                             Putnam           Putnam
                                                  Company         Guaranteed          Growth           Global
                                                   Stock            Income          and Income         Growth
                                                    Fund           Contracts           Fund             Fund
                                                ----------       -----------        ----------       ----------
Additions:
     Equity in earnings (losses) of Golden
     Books Publishing Company, Inc. Master
     Retirement Trust (Notes 2 and 3)           $(867,638)       $   684,292        $  684,106       $  335,594

     Contributions:
        Employer                                   14,113             88,300            72,736           23,887
        Participants                               42,679            268,223           226,098           73,841
                                                -----------------------------------------------------------------
                                                   56,792            356,523           298,834           97,728
                                                -----------------------------------------------------------------
                                                 (810,846)         1,040,815           982,940          433,322
   Deductions:
      Benefit payments                             38,263          2,574,942           785,729          229,228
      Administrative expenses                          14              4,469             1,906              766
                                                -----------------------------------------------------------------
                                                   38,277          2,579,411           787,635          229,994

   Transfer of assets between funds               202,534            606,783          (282,287)        (217,617)
   Transfer of assets (to) from other plans             -                 (1)            3,196              475
                                                -----------------------------------------------------------------
   Net increase (decrease)                       (646,589)          (931,814)          (83,786)         (13,814)
   Net assets available for benefits at
   beginning of year                              740,016         12,744,535         4,961,268        1,403,262
                                                -----------------------------------------------------------------
   Net assets available for benefits at end
   of year                                       $ 93,427        $11,812,721        $4,877,482        $1,389,448
                                                =================================================================



                                                                                       George
                                                     Putnam          Putnam New        Putnam
                                                    Investors      Opportunities       Fund of           Loan
                                                      Fund             Fund            Boston            Fund             Total
                                                  -----------      -------------    -----------     -----------      ------------
Additions:
     Equity in earnings (losses) of Golden
     Books Publishing Company, Inc. Master
     Retirement Trust (Notes 2 and 3)             $  803,667         $1,030,623     $  235,308      $  70,068        $  2,976,020

     Contributions:
        Employer                                      35,848             87,631         28,353              -             350,868

        Participants                                 115,245            272,518         92,976              -           1,091,580
                                                  ----------------------------------------------------------------------------------
                                                     151,093            360,149        121,329              -           1,442,448
                                                  ----------------------------------------------------------------------------------
                                                     954,760          1,390,772        356,637         70,068           4,418,468
   Deductions:
      Benefit payments                               311,262            843,115        272,513        201,708           5,256,760
      Administrative expenses                            752              2,129            681              -              10,717
                                                  ----------------------------------------------------------------------------------
                                                     312,014            845,244        273,194        201,708           5,267,477

   Transfer of assets between funds                   25,625           (196,511)      (119,607)       (18,920)                  -
   Transfer of assets (to) from other plans                -              4,443              -         (6,340)              1,773
                                                  ----------------------------------------------------------------------------------
   Net increase (decrease)                           668,371            353,460        (36,164)      (156,900)           (847,236)
   Net assets available for benefits at
   beginning of year                               2,347,322          4,627,641      2,307,040      1,329,700          30,460,784
                                                  ----------------------------------------------------------------------------------
   Net assets available for benefits at end
   of year                                        $3,015,693         $4,981,101     $2,270,876     $1,172,800         $29,613,548
                                                  ==================================================================================

See accompanying notes.

                        Golden Retirement Savings Program

                          Year ended December 31, 1997

                                                   Parent                             Putnam           Putnam
                                                  Company        Guaranteed           Growth           Global
                                                   Stock           Income           and Income         Growth
                                                    Fund          Contracts            Fund             Fund
                                                ----------      -----------        ----------       ----------
   Additions:
      Equity in earnings of Golden Books
      Publishing Company, Inc. Master
      Retirement Trust (Notes 2 and 3)           $(22,909)      $   856,085         $  931,116       $  164,016

      Contributions:
        Employer                                   16,965           125,877             97,508           41,160
                                                ----------------------------------------------------------------
        Participants                               54,232           392,872            299,714          126,777
                                                ----------------------------------------------------------------
                                                   71,197           518,749            397,222          167,937
                                                   48,288         1,374,834          1,328,338          331,953
   Deductions:
      Benefit payments                             37,442         2,438,127            292,292          105,404
      Administrative expenses                           8            15,118              1,310              569
                                                ----------------------------------------------------------------
                                                   37,450         2,453,245            293,602          105,973

   Transfer of assets between funds               168,931          (386,001)           182,658          (26,378)
   Transfer of assets (to) from other plans            85          (133,990)           (16,612)           4,814
                                                ----------------------------------------------------------------
   Net increase (decrease)                        179,854        (1,598,402)         1,200,782          204,416

   Net assets available for benefits at
   beginning of year                              560,162        14,342,937          3,760,486        1,198,846
                                                ----------------------------------------------------------------
   Net assets available for benefits at
   end of year                                   $740,016       $12,744,535         $4,961,268       $1,403,262
                                                ================================================================


                                                                                       George
                                                     Putnam          Putnam New        Putnam
                                                    Investors      Opportunities       Fund of          Loan
                                                      Fund             Fund            Boston           Fund              Total
                                                  -----------      -------------     ----------     -----------        -----------
  Additions:
      Equity in earnings of Golden Books
      Publishing Company, Inc. Master
      Retirement Trust (Notes 2 and 3)            $  562,314        $  828,611       $  388,725     $   89,959         $ 3,797,917

      Contributions:
        Employer                                      41,577           122,255           39,511              -             484,853
        Participants                                 129,046           376,252          127,354              -           1,506,247
                                                  ---------------------------------------------------------------------------------
                                                     170,623           498,507          166,865              -           1,991,100
                                                  ---------------------------------------------------------------------------------
                                                     732,937         1,327,118          555,590         89,959           5,789,017
   Deductions:
      Benefit payments                                86,241           318,708          140,026        230,519           3,648,759
      Administrative expenses                            618             1,569              479              -              19,671
                                                  ---------------------------------------------------------------------------------
                                                      86,859           320,277          140,505        230,519           3,668,430

   Transfer of assets between funds                   88,328          (286,338)          79,434        179,366                   -
   Transfer of assets (to) from other plans           12,634           (10,430)          (9,836)             -            (153,335)
                                                  ---------------------------------------------------------------------------------
   Net increase (decrease)                           747,040           710,073          484,683         38,806           1,967,252

   Net assets available for benefits at
   beginning of year                               1,600,282         3,917,568        1,822,357      1,290,894          28,493,532
                                                  ---------------------------------------------------------------------------------
   Net assets available for benefits at
   end of year                                    $2,347,322        $4,627,641       $2,307,040     $1,329,700         $30,460,784
                                                  =================================================================================

See accompanying notes.

                        Golden Retirement Savings Program

                          Notes to Financial Statements

                                December 31, 1998


1. Description of the Plan

The following description of the Golden Retirement Savings Program (the Plan) provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions. The Plan is a contributory defined contribution plan covering all eligible employees of Golden Books Publishing Company, Inc. (the Company). The Company is a subsidiary of Golden Books Family Entertainment, Inc. (Parent Company). Employees of any United States subsidiary of the Parent Company which adopts the Plan, with the consent of the Company, who meet certain eligibility requirements are also eligible. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Parent Company filed for bankruptcy on February 26, 1999 and filed a Joint Plan of Reorganization on March 25, 1999 that has been approved by the Company Senior Notes and TOPrS holders. Currently, there are no intentions to terminate the Plan and the Company continues to make contributions to the Plan as required under the Plan Document.

Each employee becomes a participant of the Plan on specified monthly entry dates after meeting the following requirements:

a. Is a member of group of employees to which the Plan has been and continues to be extended by the participating company (Employer), either unilaterally or through collective bargaining; and

b. Has completed six months of continuous employment (as defined in the Plan) if he is covered by a collective bargaining agreement; has completed one month of continuous employment if not covered by a collective bargaining agreement.

Participants may elect to make contributions to the Plan in amounts based on a percentage of compensation, as defined in the Plan. A participating employee's total contribution is limited to not less than 1% and not more than 16% of compensation. Income deferral contributions were limited to no more than $10,000 in 1998 and 1997, in accordance with the Internal Revenue Code (IRC).

                        Golden Retirement Savings Program

Each participating Employer contributes to the Plan an amount equal to 50% of the first 6% of income deferral contributions made by or on behalf of the participant after six months of continuous service if represented by a collective bargaining agreement or after twelve months if not represented by a collective bargaining agreement. Employer contributions are reduced by any forfeitures to be credited for the applicable period. Forfeitures of 1998 and 1997 totaled $4,100 and $18,125, respectively. Amounts credited to a participant's account are designated as "Plan Credits."

The Plan is intended to satisfy the requirements under Section 404(c) of ERISA and, therefore, provides that participants may choose to direct their contributions and all or part of their account balances among any of the Plan's investment alternatives.

Interest, dividends and net realized and unrealized gains and losses on Plan investments are allocated to participants' accounts monthly based on their proportionate share of the applicable fund's assets.

If a participant's employment terminates for any reason other than retirement, disability or death, the participant is entitled to receive Plan credits resulting from employer contributions which are then vested according to the following schedule:


                                                      Vested Percentage
            Years of Continuous                          of Employer
                 Employment                         Contribution Account
       ------------------------------          -------------------------------

       Less than 1                                              0%
       1 but less than 2                                       25
       2 but less than 3                                       50
       3 but less than 4                                       75
       4 or more                                              100

The Cambridge, Maryland, facility owned by the Company was sold in 1997. All Plan participants whose employment was terminated as a result of the sale are 100% vested in Employer contributions.

Balances in a participant's income deferral contribution account, participant contribution account and prior plan account are fully vested at all times.

                        Golden Retirement Savings Program

1. Description of the Plan (continued)

In the event of a participant's retirement, disability or death, Plan credits not previously vested become fully vested and are not subject to forfeiture, and all Plan credits become immediately distributable in the manner described below.

When a participant's employment terminates for any reason, all vested Plan credits of the participant will be distributed to the participant or, in the event of death, to the beneficiary by one or both of the following methods:

a.  By a lump-sum distribution of any or all Plan credits.

b. By applying the cash equivalent of any or all such Plan credits towards the purchase of an annuity contract, subject to certain requirements as defined in the Plan.

A participant may elect to defer distribution of vested Plan credits until age 701/2.

No more often than once per quarter, a participant may elect to withdraw all or any portion of the net credit balance in the participant's contribution account, prior plan account or rollover account. Participants may borrow, up to certain limits, against their account balance. The loan must be repaid over a period not to exceed 60 months unless the proceeds were used for the purchase of a primary residence, in which case it must be repaid within 240 months (360 months for loans made prior to October 18, 1989).
Generally, loan repayments are made by payroll deduction.

2. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis for accounting.

                        Golden Retirement Savings Program

Investments

The Plan participates in investment accounts under the Golden Books Publishing Company, Inc. Master Retirement Trust (the Master Trust). Investment income, realized gains and losses on investment transactions, expenses and investment appreciation or depreciation on assets held in the Master Trust are allocated daily to each fund under the Plan based on its proportionate share of Master Trust assets. Plan participation in the Master Trust is adjusted monthly for withdrawals for benefit payments to Plan participants and for contributions made to the Plan.

Valuation of Investments

Investments in the Master Trust mutual funds, common trust fund and parent company stock are valued at fair value based on quoted redemption values on the last business day of the Plan year. Investments in unallocated insurance contracts are valued at contract value. Contract value represents contributions made under the contract, plus interest, less benefit payments. The contracts are fully benefit responsive, as that terminology is defined in AICPA Statement of Position (SOP) No. 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans." Participant loans are valued at the remaining unpaid principal amount of the loans, which approximates fair value.

Expenses

Investment management fees are paid by the Plan and other administrative expenses of the Plan are paid by the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Certain 1997 balances were reclassified to conform to the 1998 presentation.

                        Golden Retirement Savings Program

3. Investments in Master Trust

Assets held by the Master Trust at December 31, are as follows:


                                                                               1998            1997
                                                                         --------------------------------
Investments, at fair value determined
  by quoted market price:
    Mutual funds                                                           $60,561,106      $56,009,475
    Parent company common stock                                                346,167        2,610,096
    Common trust fund                                                       17,750,976       12,485,083
    Unallocated insurance contracts, at contract value                       7,710,528       16,820,887
    Loans receivable from participants at estimated fair value               2,056,908        2,459,510
                                                                         --------------------------------
                                                                            88,425,685       90,385,051
 Less amounts allocated to other plan                                       58,890,992       60,046,276
                                                                         --------------------------------
                                                                           $29,534,693      $30,338,775
                                                                         ================================

The interest rates on the unallocated insurance contracts held by the Master Trust were 6.04% to 6.40% in 1998 and 5.94% to 6.40% in 1997. The average yield was 5.8% and 6.1% in 1998 and 1997, respectively. As of December 31, 1998, the Master Trust only invests in one contract that has an interest rate of 6.40% through the October 1, 1999 maturity date.

Interest and dividend income earned by the Master Trust during 1998 and 1997 was as follows:

                                                                               1998            1997
                                                                         --------------------------------

Interest and dividend income earned by the Master Trust                    $4,839,630       $7,233,183
Less amount allocated to other plans                                        3,149,203        4,858,978
                                                                         --------------------------------
                                                                           $1,690,427       $2,374,205
                                                                         ================================

                        Golden Retirement Savings Program

3. Investments in Master Trust (continued)

The Master Trust's investments (including investments bought and sold, as well as held during the year) appreciated (depreciated) in value and were allocated to the Plan for the years ended December 31 as follows:

                                                                               1998            1997
                                                                         --------------------------------

Investments at fair value as determined by quoted market prices:
     Mutual funds                                                          $ 8,646,742      $5,919,208
     Investments in the Parent Company's common stock                       (3,030,117)       (146,315)
                                                                         --------------------------------
                                                                             5,616,625       5,772,893
Less amounts allocated to other plan                                         4,331,032       4,349,181
                                                                         --------------------------------
                                                                           $ 1,285,593      $1,423,712
                                                                         ================================

4. Income Tax Status

The Internal Revenue Service ruled November 14, 1995, that the Plan is qualified under Section 401(a) of the IRC and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan administrator believes that the Plan is being operated in compliance with the applicable requirements of the IRC and, therefore, believes the Plan is qualified and the related trust is tax exempt.

5. Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

6. Transactions with Parties-In-Interest

The mutual funds and common trust fund that the Master Trust invests in are managed by the Plan Trustee, Putnam Fiduciary Trust Company. The Master Trust also invests in common stock of the Parent Company.

                        Golden Retirement Savings Program

7. Year 2000 (Unaudited)

The Company has determined that it will be necessary to take certain steps in order to ensure that the Plan's information systems are prepared to handle Year 2000 dates. The Company is taking a two-phase approach. The first phase addresses internal systems that must be modified or replaced to function properly. Both internal and external resources are being utilized to replace or modify existing software applications, and test the software and equipment for the Year 2000 modifications. The Company anticipates substantially completing this phase of the project by September 1999. Costs associated with modifying software and equipment are estimated to be $2.2 million and will be paid by the Company.

For the second phase of the project, Plan management established formal communications with its third-party service providers to determine that they have developed plans to address their own Year 2000 problems as they relate to the Plan's operations. All third-party service providers have indicated that they will be Year 2000 compliant by the end of 1999. If modification of data processing systems of either the Plan, the Company, or its service providers is not completed timely, the Year 2000 problem could have a material impact on the operations of the Plan. Plan management has not developed a contingency plan, because they are confident that all systems will be Year 2000 ready.

8. Reconciliation of Financial Statements to Form 5500

The following reconciles net assets available for benefits per the financial statements to the Form 5500:


                                                            December 31,
                                                       1998              1997
                                                    ----------------------------

Net assets available for benefits per financial
  statements                                        $29,613,548     $30,460,784
Employer contribution receivable                        (22,001)        (32,250)
Participant contribution receivable                     (68,158)       (101,063)
Payable to third parties                                 11,304          11,304
                                                    ----------------------------
Net assets available for benefits per the Form
   5500                                             $29,534,693      $30,338,775
                                                    ============================


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

                        Golden Retirement Savings Program

                    Notes to Financial Statements (continued)

8. Reconciliation of Financial Statements to Form 5500 (continued)

The following reconciles contributions per the financial statements to the Form 5500 for the year ended December 31, 1998:


   Contributions per financial statements                            $1,442,448
   Less: Contribution receivables at December 31, 1998                  (90,159)
   Add: Contribution receivables at December 31, 1997                   133,313
                                                                     -----------
   Contributions per the Form 5500                                   $1,485,602
                                                                     ===========


Differences between the financial statements and the Form 5500 are due to the financial statements being prepared on the accrual basis and the Form 5500 prepared on the cash basis.

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